Exhibit 99.28

FIRST AMENDMENT TO

AMENDED AND RESTATED

SECURITY AGREEMENT (MFN)

THIS FIRST AMENDMENT TO AMENDED AND RESTATED SECURITY AGREEMENT (MFN) is dated as of May 28, 2004 (this “Amendment”), by and between the Persons listed on the signature pages hereto as “Grantors” (individually a “Grantor” and, collectively, the “Grantors”) and LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the “Secured Party”).

R E C I T A L S

A. CONSUMER PORTFOLIO SERVICES, INC., a California corporation (the “Company”), and the Secured Party have entered into a Third Amendment to Third Amended and Restated Securities Purchase Agreement dated as of May 28, 2004 (the “Third Amendment”), which amends further that certain Third Amended and Restated Securities Purchase Agreement dated as of January 29, 2004 (as amended by a March 25 Amendment to Securities Purchase Agreement dated as of March 25, 2004, a Consent and First Amendment to Third Amended and Restated Securities Purchase Agreement dated as of April 2, 2004 and the Third Amendment, the “Securities Purchase Agreement”). Pursuant to the Third Amendment, among other things, the Company is issuing and selling to the Secured Party, and the Secured Party is purchasing from the Company, the Term E Note.

B. The Grantors and the Secured Party are parties to that certain Amended and Restated Security Agreement (MFN) dated as of January 29, 2004 (as supplemented by a Joinder Agreement dated as of April 2, 2004, the “Security Agreement (MFN)”), pursuant to which, among other things, the Grantors granted in favor of the Purchaser valid first priority security interests and Liens (subject only to Permitted Liens) on all of its or their assets, properties and rights to secure the prompt and timely payment and performance of all Obligations (as defined therein). Unless otherwise indicated, capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Securities Purchase Agreement or the Security Agreement (MFN), as the case may be.

C. In connection with the closing of the transactions contemplated by the Third Amendment, the parties wish to amend the Security Agreement (MFN) to clarify and memorialize their prior agreement that any Specified Securitization Transaction Collateral (or any interest therein) that is released by the Secured Party from its security interest pursuant to a Securitization Transaction Collateral Release Agreement and is thereafter acquired or re-acquired by the Grantors (or any of them) after the effective date of such release becomes automatically subject to the Secured Party’s security interest under the Collateral Documents immediately upon such Grantors’ (or Grantor’s) acquisition or re-acquisition of such Specified Securitization Transaction Collateral (or such interest).

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment of Section 2(a). The last paragraph of paragraph (a) of Section 2 (Grant of Security Interest) to the Security Agreement (MFN) is hereby amended by replacing such last paragraph in its entirety with the following paragraph:

“Notwithstanding the foregoing, (A) the Collateral shall exclude those items of property which expressly comprise the Specified Securitization Transaction Collateral, but shall include all similar assets, properties and rights to the extent not specifically described in a Securitization Transaction Collateral Release Agreement, and (B) if any Specified Securitization Transaction Collateral (or any interest therein) that is released by the Secured Party pursuant to a Securitization Transaction Collateral Release Agreement is acquired or re-acquired by any Grantor at any time or from time to time after the effective date of such release (whether such effective date occurred prior to, on or after the date hereof), such Specified Securitization Transaction Collateral (or interest therein) shall become subject to the Secured Party’s security interest under this Agreement (and any other applicable Collateral Document) immediately upon such Grantor’s acquisition or re-acquisition of such Specified Securitization Transaction Collateral (or interest therein), regardless of the Secured Party’s prior release thereof.”

2. Representation. The Grantors represent and warrant that the Liens granted in favor of the Purchaser under the Security Agreement (MFN) and the other Collateral Documents to which the Grantors (or any of them) are a party constitute valid, enforceable and continuing first priority, perfected security interests and liens in, on and to all Collateral and secure the payment and performance in full of all Obligations (as defined in the Security Agreement (MFN)).

3. Full Force and Effect. This Amendment amends the Security Agreement (MFN) on and as of the date hereof, and the Security Agreement (MFN) shall remain in full force and effect as amended hereby. The Security Agreement (MFN), as amended by this Amendment, is hereby ratified and affirmed in all respects.

4. Governing Law. In all respects, including all matters of construction, validity and performance, this Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to principles regarding choice of law or conflicts of laws.

5. Counterparts. This Amendment may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized representatives as of the date first written above.

GRANTORS

MFN FINANCIAL CORPORATION, a Delaware corporation

MERCURY FINANCE COMPANY LLC, a Delaware limited liability company

MERCURY FINANCE CORPORATION OF ALABAMA, an Alabama corporation

MERCURY FINANCE COMPANY OF ARIZONA, an Arizona corporation

MERCURY FINANCE COMPANY OF COLORADO, a Delaware corporation

MERCURY FINANCE COMPANY OF DELAWARE, a Delaware corporation

MERCURY FINANCE COMPANY OF FLORIDA, a Delaware corporation

MERCURY FINANCE COMPANY OF GEORGIA, a Delaware corporation

MERCURY FINANCE COMPANY OF ILLINOIS, a Delaware corporation

MERCURY FINANCE COMPANY OF INDIANA, a Delaware corporation

MERCURY FINANCE COMPANY OF KENTUCKY, a Delaware corporation

MERCURY FINANCE COMPANY OF LOUISIANA, a Delaware corporation

MERCURY FINANCE COMPANY OF MICHIGAN, a Delaware corporation

MERCURY FINANCE COMPANY OF MISSISSIPPI, a Delaware corporation

MERCURY FINANCE COMPANY OF MISSOURI, a Missouri corporation

MERCURY FINANCE COMPANY OF NEVADA, a Nevada corporation

MERCURY FINANCE COMPANY OF NEW YORK, a Delaware corporation

MERCURY FINANCE COMPANY OF NORTH CAROLINA, a Delaware corporation

MERCURY FINANCE COMPANY OF OHIO, a Delaware corporation

MFC FINANCE COMPANY OF OKLAHOMA, a Delaware corporation

MERCURY FINANCE COMPANY OF PENNSYLVANIA, a Delaware corporation

MERCURY FINANCE COMPANY OF SOUTH CAROLINA, a Delaware corporation

MERCURY FINANCE COMPANY OF TENNESSEE, a Tennessee corporation

MFC FINANCE COMPANY OF TEXAS, a Delaware corporation

MERCURY FINANCE COMPANY OF VIRGINIA, a Delaware corporation

MERCURY FINANCE COMPANY OF WISCONSIN, a Delaware corporation

GULFCO INVESTMENT, INC., a Louisiana corporation

GULFCO FINANCE COMPANY, a Louisiana corporation

MIDLAND FINANCE CO., an Illinois corporation

MFN INSURANCE COMPANY, a company organized and existing under the laws of Turks and Caicos

TFC ENTERPRISES, INC., a Delaware corporation (the surviving corporation of the TFC Merger)

THE FINANCE COMPANY, a Virginia corporation

FIRST COMMUNITY FINANCE, INC., a Virginia corporation

RECOVERIES, INC., a Virginia corporation

PC ACCEPTANCE.COM, INC., a Virginia corporation

THE INSURANCE AGENCY, INC., a Virginia corporation

71270 CORP., a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

SECURED PARTY

LEVINE LEICHTMAN CAPITAL PARTNERS, INC., a California corporation

On behalf of LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership

By:
Steven E. Hartman
Vice President

ACKNOWLEDGED:

CONSUMER PORTFOLIO SERVICES, INC.,
a California corporation

By:
Name:
Its: